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                                EXHIBIT 10(22)

1999 Independent Share Ownership Plan as Approved on January 18, 1999.

RESOLVED that it would be in the best interest of the Company to, and the Board hereby does, adopt a policy with regard to ownership of shares of Company stock by outside members of the Board; and

RESOLVED FURTHER that pursuant to such policy: (i) 1,000 shares of Aztec stock, or if less, Aztec shares having a market value of $15,000.00, shall be granted to each new outside board member upon his or her election to the Board, whether such election is held by the Board during a fiscal year or is held by the shareholders of the Company at a meeting called for the purpose of electing directors, (ii) 500 shares of Aztec stock shall be granted to each outside member of the board after each annual meeting of the shareholders after which he or she continues to serve on the Board, until each board member has been granted 5,000 shares, inclusive of shares, if any, granted under (i) above, and (iii) each member of the Board shall be required during his or her tenure on the Board to hold a number of shares of Aztec stock that is at least equal to one-half the numbers of shares obtained through the direct stock grants made pursuant to (i) and (ii) above.

1999 Independent Share Ownership Plan as Amended on September 22, 1999.

RESOLVED that the Company plan with regard to ownership of Company stock by members of the Board of Directors adopted at a meeting of the Board on January 19, 1999 is hereby amended to provide that (i) no single officer or director may acquire under the plan more than one percent (1%) of the shares of the Company's Common Stock outstanding on the date of adoption of that policy; and (ii) together with all other plans of the Company (other than plans for which shareholder approval is not required under subsections (1) and (3) of Section
312.03 of the Listed Company Manual of the New York Stock Exchange) the plan shall not permit the issuance of more than five percent (5%) of the Company's Common Stock outstanding on the date the policy was adopted.

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